EXHIBIT 10.7(a)(2)

                      AMENDMENT #2 DATED September 28, 2004
                        TO THE SPA DATED August 19, 2004

     This Second Addendum ("Second Addendum") to the Stock Purchase Agreement ("SPA") is entered into by and between On Alert Systems, Inc. ( "OAS or the "Company"), a Nevada corporation, inclusive of its successors and assigns, Cyber Defense Systems, Inc. ("CYDF"), a Florida corporation, and Allstars Marketing, Inc., a Florida corporation ("Purchaser"), as follows:

                                 R E C I T A L S

     WHEREAS, Company and Purchaser entered into a Stock Purchase Agreement ("SPA") dated as of August 19, 2004, which provided the terms under which Company will be paid the consideration Purchaser agreed to pay to Company for the fair market value of its common stock in the amount of 88,000 shares, inclusive of closing costs. Company agreed to sell to Purchaser and Purchaser agreed to Purchase pursuant to the terms of an SPA entered into between the parties; and,

     WHEREAS, the Purchaser agreed to execute to the benefit of the Company any and all documents required by the Company to perfect its interest in and purchase of the stock so purchased by the Purchaser; and,

     WHEREAS, the Company has completed a merger and recapitalization, including a change of corporate name and stock symbol, subsequent to the date of the SPA, RRA, and Amendment #1 to the SPA, and therefore the parties desire to reflect such modifications, as applicable, to the SPA, on a universal basis, to be applicable to any and all documents relating to the transactions; and,

     WHEREAS, the parties desire to modify certain provisions and reaffirm all other provisions of the SPA, RRA, and Amendment #1 to the SPA, as applicable;

     Now Therefore, in consideration of the mutual covenants, representations and agreements heretofore entered into between the parties and hereinafter set forth below, the parties agree that the following provisions should become a part of the SPA just as if the provisions had been included in the SPA at the time the Agreement was entered into between the parties. Accordingly, the parties agree as follows:

1. The Company has changed its name to Cyber Defense Systems, Inc., which is a Florida corporation. As such, all references to On Alert Systems, Inc, a Nevada corporation, are hereby universally replaced with the new name and state of incorporation as if such new name and state of incorporation had been in place at the time of the execution of the various Agreements, as amended or add ended. All references to "the Company" are now intended to mean CYDF. Any ambiguity that is evident by the parties at the time of this Amendment #2 caused by the name change as it relates to the effect or operation of any part of the Agreement shall be described in Exhibit A, attached hereto. The parties agree herein that no such ambiguity is intended to affect the substance or operation of the Agreement as previously executed.

2. All obligations, representations, and warranties of On Alert Systems, Inc., become the obligations, representations, and warranties of CYDF.

3. All stock certificates issued by the Company to the Purchaser shall be returned to the transfer agent for exchange into certificates of CYDF, with no change in the record date on the books and ledgers of the Company.

4. All stock certificates issued by the Company to the Purchaser and held in the Client Trust Account of the Company's Closing Agent, SearchPro Corporation, of Fort Lauderdale, Florida (the "Agent"), shall be returned to the transfer agent for exchange into certificates of CYDF, with no change in the record date on the books and ledgers of the Company.

5. Rights of Additional Purchases. Under the rights granted in Amendment #1, if applicable, any shares so purchased shall be the shares of CYDF common stock, and not OAS common stock.

6. Conflict and Ratification. Since the intent of this Addendum #2 to the SPA is to modify certain terms and conditions where the addition, deletion, or modification of terms and conditions, as contained herein, become a part of the SPA, in the event the terms and provisions of this Addendum #2 conflict with the terms and conditions of the SPA, or any other agreements executed by the parties concerning the SPA, the terms of this Addendum #2 shall prevail only to the extent that this Addendum has modified such applicable terms, and shall not be deemed nor construed to add, delete, waive, or modify any other terms or conditions, or subject any existing terms and conditions to any interpretation other than what was agreed and executed by the parties in the Agreements of August 19, 2004; otherwise, the terms and conditions of such Agreements are hereby ratified and confirmed.

7. Limitations of this Agreement. Limited by its additions, deletions, or modifications to the specific terms and conditions of the SPA, this Addendum #2 constitutes the sole and entire agreement of the parties with respect to such additions, deletions, or modifications to the specific terms and conditions of the SPA, and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications regarding such specific additions, deletions, or modifications to the terms and conditions of the SPA. The provision of this Amendment #2 shall not be deemed nor construed as a breach, remedy, or settlement of any provision of the SPA or Registration Rights Agreement ("RRA"), or any other documents executed or delivered on August 19, 2004, by the parties.

     5. Counterparts. This Addendum #2 may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Amendments. This Addendum #2 may not be amended or modified without the written consent of the Company and the Purchaser, nor shall any waiver be effective against any party unless in writing executed on behalf of such party.

     7. Severability. If any provision of this Addendum #2 shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Addendum #2 shall not be affected thereby.

     8. Titles and Subtitles. The titles and subtitles used in this Addendum #2 are for convenience only and are not to be considered in construing or interpreting any term or provision of this Addendum #2.

     9. Successors and Assigns. This Addendum #2 may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Addendum #2shall inure to the benefit of and are binding upon the parties, their respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

     10. Confidentiality. Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Addendum #2, (b) any discussions or negotiations relating to this Addendum #2 and (c) the identity of the parties to this Addendum #2 except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Addendum #2 or the transactions contemplated hereby, unless the parties otherwise agree in writing, or as required by applicable regulation or law.

     11. Registration Rights. All registration rights granted by the RRA of August 19, 2004, by the Company shall be construed to be granted by CYDF as if such new name and state of incorporation had been in place at the time of the execution of the various Agreements, as amended or add ended.


     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Addendum #2 to be executed and delivered by the undersigned as of the 28th day of September, 2004.


COMPANY: Cyber Dense Systems, Inc., and on behalf of all predecessors, inclusive of On Alert Systems, Inc., successors, affiliates and assigns to which this Amendment #2 may apply


By:               /s/ William Robinson
               -----------------------------------
               William Robinson, CEO



PURCHASER: Allstars Marketing, Inc.


By:               By: /s/ D.M. Legay
               -----------------------------------
               D.M. Legay, President